UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2009

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2000
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

       On May 20, 2009, at the Annual Meeting of Shareholders of Kraft Foods Inc., Kraft Foods' shareholders approved the Amended and Restated 2005 Performance Incentive Plan (the "Amended Plan"). On March 12, 2009, the Board of Directors (the "Board") approved the Amended Plan, subject to the approval of shareholders.

        The Amended Plan includes a number of specific terms and limitations that the Board believes reflects Kraft Foods' pay-for-performance philosophy and are consistent with the long-term interests of shareholders and sound corporate governance practices. These include:

        - No evergreen provision. The Amended Plan provides for a fixed reserve of shares of common stock and does not provide for any annual increase of available shares.

        - Conservative share-counting provisions. The Amended Plan provides that upon exercise of stock-settled stock appreciation rights ("SARs") and similar awards based on spread value, the full number of shares of common stock with respect to which the award is measured is deemed distributed for purposes of determining the number of shares of common stock remaining available for issuance under the plan. The Amended Plan also prohibits shares tendered to pay the exercise price of an award or shares withheld for payment of taxes to be added back to the number of shares remaining available for issuance under the plan.

        - Limits on dividends and dividend equivalents. The Amended Plan prohibits the issuance of dividends and dividend equivalents on stock options and SARs. In addition, the Amended Plan prohibits the current payment of dividend equivalents on performance shares in which any applicable performance objectives have not been achieved.

        - Limited terms. The Amended Plan sets the maximum term for options and SARs at ten years. The Amended Plan will terminate in 2019.

        - No stock option repricings. The Amended Plan expressly prohibits the repricing of stock options and SARs without the approval of shareholders.

        - Vesting restrictions. The Amended Plan contains minimum vesting periods for awards based upon performance objectives and, subject to certain exceptions, awards conditioned on continued employment or the passage of time.

        - No discounted stock options or SARs. The Amended Plan requires the exercise price of stock options and SARs to be not less than the fair market value of our common stock on the date of grant.

        - Change in control definition limited. The Amended Plan contains a change in control definition that triggers payments to executives only when an actual change in control occurs. Awards vest upon a change in control and only if an acquiring company does not assume the awards or if employment is terminated ("double trigger").

        In addition, under the Amended Plan, the number of shares of common stock available for issuance under the plan was increased by 18,000,000 shares.

        The above description of the Amended Plan is not complete. The complete description of the terms and conditions of the Amended Plan is included under the heading "Item 2: Approval of the Amended and Restated 2005 Performance Incentive Plan" in Kraft Foods' Definitive Proxy Statement for the 2009 Annual Meeting of Shareholders (the "Proxy Statement") filed with the U.S. Securities and Exchange Commission on March 31, 2009 and is incorporated herein by reference. The compete text of the Amended Plan is filed as Exhibit B to the Proxy Statement and is incorporated by reference as an exhibit to this report.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On May 20, 2009, Kraft Foods' Board approved amendments to Article IV of Kraft Foods' Amended and Restated By-Laws (the "By-Laws"), effective as of that date. In accordance with Virginia law, the amendments permit the Board to authorize any duly elected officer to appoint other officers or assistant officers, other than those officers that the By-Laws require that the Board of Directors elect.

        The above description of the amendment is not complete and is qualified in its entirety by reference to the By-Laws, as amended, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Please see Exhibit Index for a complete list of exhibits being filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: May 21, 2009	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated By-Laws, effective as of May 20, 2009.
EX-10.1	Kraft Foods Inc. Amended and Restated 2005 Performance Incentive Plan.